Exhibit 10.1

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St, London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

Internal Reference: 206114
TERMINATION AGREEMENT
June 18, 2010
Endurance Specialty Holdings Ltd. (“Counterparty”)
Wellesley House, 90 Pitts Bay Road
Pembroke HM 08, Bermuda
Attn: Michael J. McGuire, Chief Financial Officer
Tel: (441) 278-0943
Fax: (441) 278-0493
Re: Termination of Share Forward Transaction
Reference is made to the share forward transaction (the “Transaction”), as evidenced by the confirmation (the “Confirmation”), dated September 10, 2007, by and between Deutsche Bank AG, London Branch (“Dealer”), Deutsche Bank Securities Inc., as agent, (“Agent”) and Counterparty. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Confirmation.
This communication (the “Termination Agreement”) confirms the parties’ agreement on the date hereof to unwind and terminate the Transaction (the “Termination”) pursuant to Section 3 of the Confirmation and on the terms set forth in this Termination Agreement, notwithstanding any provisions in the Confirmation to the contrary.
DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

Chairman of the Supervisory Board: Clemens Börsig

Management Board: Josef Ackermann (Chairman), Hugo Bänziger, Michael Cohrs, Jürgen Fitschen, Anshuman Jain, Stefan Krause, Hermann-Josef Lamberti, Rainer Neske
Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervising Authority) and regulated by the Financial Services Authority for the conduct of UK business; a member of the London Stock Exchange. Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank Group online:
http://www.deutsche-bank.com

1. Termination of the Transaction.
(a) If the Termination Amount is (i) positive, then Dealer shall pay the Termination Amount to Counterparty or (ii) negative, then Counterparty shall pay the absolute value of the Termination Amount to Dealer, in each case in immediately available funds prior to the closing time of the settlement systems for USD-denominated fund transfers in the United States occurring on the first day on which such settlement systems are open and operating following the Valuation Completion Date (such first day, the “Termination Payment Date”). On or prior to the Termination Payment Date, Counterparty shall not be entitled to designate a Prepayment Date for any Component. In the event that the Termination Amount is zero, the Termination Amount shall be deemed to have been paid for purposes of Section 1(b) below.
(b) The parties hereby agree that, upon and by virtue of payment of the Termination Amount pursuant to Section 1(a) above, all rights, duties and obligations (whether current, future, actual or contingent) of Dealer, Agent and Counterparty under or relating to the Transaction with respect to the Terminated Components (or portions thereof) shall be fully discharged and the remaining Components (or remaining portions of Components) shall continue in accordance with the terms provided in the Confirmation. In the event that the entire amount of all Components are Terminated Components, the parties hereby agree that, upon and by virtue of payment of the Termination Amount pursuant to Section 1(a) above, all rights, duties and obligations (whether current, future, actual or contingent) of Dealer, Agent and Counterparty under or relating to the Transaction in its entirety shall be fully discharged.
2. Determination of Termination Amount.
(a) The “Termination Amount” shall, subject to Sections 2(c) and 2(d) below, be the amount determined by reference to the table provided in Exhibit A hereto based on the Valuation Period Reference Price. If the actual Valuation Period Reference Price is between two Valuation Period Reference Prices listed on the table provided in Exhibit A, the Termination Amount shall be determined by the Calculation Agent by a straight-line interpolation between the amounts set forth with respect to such two Valuation Period Reference Prices on the table provided in Exhibit A. If the actual Valuation Period Reference Price is above the highest, or below the lowest, Valuation Period Reference Prices listed on the table provided in Exhibit A, the Termination Amount shall be determined by the Calculation Agent by a straight-line extrapolation from the two closest amounts set forth on the table provided in Exhibit A. For the avoidance of doubt, the provisions of the Confirmation relating to Extraordinary Events and Dividend Adjustments shall continue to apply during the Valuation Period, except that any adjustments by the Calculation Agent, acting in good faith and in a commercially reasonable manner, shall be made to the table provided in Exhibit A.
(b) The “Valuation Period” shall be the period from and including June 18, 2010 to and including June 23, 2010 (the “Valuation Completion Date”), subject to Section 2(c) below. On each Exchange Business Day in the Valuation Period on which the Relevant Price is less than USD40.00 (such days, “Termination Days”), ten Components listed on the table attached as Annex A to the Confirmation will be terminated (such components, the “Terminated Components”) in the order indicated in Exhibit B, subject to Section 2(c) below; provided that for each Exchange Business Day during the Valuation Period on which the Relevant Price is equal to or greater than USD40.00, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the Valuation Completion Date by one Exchange Business Day; provided, further, that notwithstanding anything herein to the contrary, the Valuation Completion Date shall not be postponed beyond June 25, 2010. The “Relevant Price” on each Exchange Business Day shall be the market center official open price per Share for such Exchange Business Day as announced by the Exchange or, if such price is not available for any reason, as reasonably determined by the Calculation Agent. The “Valuation Period Reference Price” shall be the average of the 10b-18 VWAP Prices on each Termination Day, subject to Section 2(c) below. The “10b-18 VWAP Price” on any Exchange Business Day shall be the Rule 10b-18 volume-weighted average price per Share for such Exchange Business Day as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ENH.N <equity> AQR SEC” (or any successor page thereto) or, if such price is not available for any reason, as reasonably determined by the Calculation Agent.

(c) Notwithstanding anything to the contrary in the 2002 Definitions, for each Disrupted Day that occurs during the Valuation Period, the Calculation Agent may, in its good faith and commercially reasonable discretion, postpone the Valuation Completion Date by one Exchange Business Day; provided that notwithstanding anything herein to the contrary, the Valuation Completion Date shall not be postponed beyond June 25, 2010. If any such Disrupted Day is a Disrupted Day because of a Market Disruption Event, the Calculation Agent shall determine whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP Price for such Disrupted Day shall not be included for purposes of determining the Valuation Period Reference Price and no Components shall be terminated on such Disrupted Day or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the Calculation Agent shall adjust Exhibit B in a commercially reasonably manner to reflect the postponement of all or a portion of any Components for which such Disrupted Day would otherwise be a Termination Day, the 10b-18 VWAP Price for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day effected before the relevant Market Disruption Event occurred and/or after the relevant Market Disruption Event ended, and the weighting of the 10b-18 VWAP Price for the relevant Exchange Business Days during the Valuation Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Valuation Period Reference Price with such adjustments based on, among other factors, the adjustments made to Exhibit B described above, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.
(d) If the number of Terminated Components (with partial Terminated Components expressed as a decimal) is fewer than forty, the Calculation Agent shall multiply each of the Termination Amounts listed on the table provided in Exhibit A by a fraction in which the numerator is the number of Terminated Components (with partial Terminated Components expressed as a decimal) and the denominator is forty.
3. Representations, Warranties and Agreements.
(a)	Each party represents and warrants to each other party that:
(i) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;
(ii) it has the power to execute this Termination Agreement and any other documentation relating to this Termination Agreement to which it is expressed to be a party, to deliver this Termination Agreement and any other documentation relating to this Termination Agreement that it is required by this Termination Agreement to deliver and to perform its obligations under this Termination Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(iii) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;
(iv) all governmental and other consents that are required to have been obtained by it with respect to this Termination Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and
(v) its obligations under this Termination Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b)	Counterparty represents and warrants to each other party that:
(i) (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and (B) each of Counterparty’s filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed since January 1, 2009 have been filed and that, as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(ii) it is not entering into this Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);
(iii) it is entering into this Termination Agreement in good faith, not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and it has not entered into or altered and will not enter into or alter any hedging transaction related to the Shares corresponding to or offsetting this Termination Agreement;
(iv) neither it nor any of its “affiliates” or “affiliated purchasers” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”) has purchased any Shares pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) under the Exchange Act during the four calendar weeks preceding the date hereof and during the week in which the date hereof occurs;
(v) during the Valuation Period, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18) of Counterparty shall directly or indirectly (including, without limitation, by means of any derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, the Shares (or any security convertible into or exchangeable or exercisable for Shares); and
(vi) it is as of the date hereof, and as of any date on which Counterparty makes a payment to Dealer in connection with this Termination Agreement, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the business in which it engages.
4. Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT OR THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
5. Confidentiality. The parties agree that this Termination Agreement, its contents (including the payment referred to above), the discussions and negotiations between the parties relating thereto and all letters, confirmations or other documents relating to the same (the “Confidential Information”) constitute information that is confidential to the parties. Accordingly, each of the parties shall hold the Confidential Information in strictest confidence and will not use or disclose to anyone any Confidential Information, except to the extent required by law or as a result of an order of any court of competent jurisdiction or any other government agency or regulatory authority, to the parties’ attorneys, auditors or regulators as deemed necessary or appropriate, or to any and all persons, without limitation of any kind, as to the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such treatment and tax structure.
6. Governing Law; Jurisdiction. THIS TERMINATION AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERMINATION AGREEMENT (EACH, A “PROCEEDING”), EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIMS THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY. FOR SERVICE OF PROCESS IN ANY PROCEEDINGS, THE COUNTERPARTY APPOINTS CT CORPORATION SYSTEM IN NEW YORK CITY AS ITS PROCESS AGENT.

7. Miscellaneous.
(a) This Termination Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter and the terms hereof. All prior discussions and agreements between the parties are merged herein. This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
(b) This Termination Agreement is to be deemed to have been jointly prepared by the parties, and any uncertainty or ambiguity in it shall not be interpreted against any of the parties by virtue of such party having drafted this Termination Agreement.
(c) Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through Agent. In addition, all notices, demands and communications of any kind relating to the Transaction between Dealer and Counterparty shall be transmitted exclusively through Agent.
(d) No amendment, modification or waiver in respect of this Termination Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St, London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

Internal Reference: 206114
Please confirm that the foregoing correctly sets forth the terms of our agreement by sending to us a letter or telex substantially similar to this facsimile, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms. Dealer will make the time of execution of the Transaction available upon request.
Dealer is regulated by the Financial Services Authority.

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Michael Sanderson Name: Michael Sanderson
Title: Managing Director

By:	/s/ Lars Kestner Name: Lars Kestner
Title: Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction

By:	/s/ Michael Sanderson Name: Michael Sanderson
Title: Managing Director

By:	/s/ Lars Kestner Name: Lars Kestner
Title: Managing Director

Confirmed and Acknowledged as of the date first above written:

ENDURANCE SPECIALTY HOLDINGS LTD.

By:	/s/ Michael J. McGuire Name: Michael J. McGuire
Title: Chief Financial Officer